Exhibit 10.2

AMENDMENT NO. 1 TO

JOHN BEAN TECHNOLOGIES CORPORATION

INCENTIVE COMPENSATION AND STOCK PLAN

The John Bean Technologies Corporation Incentive Compensation and Stock Plan (the “Plan”) is hereby amended as follows:

1.	The definition of the term “Dividend Equivalent Rights” is hereby amended, effective as of November 13, 2008, to read in its entirety as follows:

“‘Dividend Equivalent Rights’ means the right to receive cash, Stock Options, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Restricted Stock, Performance Unit, Stock Units or Restricted Stock Units as applicable, with Dividend Equivalent Rights if such Stock Option, Restricted Stock, Performance Unit, Stock Units or Restricted Stock Units as applicable, was a share of Common Stock held by the participant on the dividend payment date. Unless the Committee determines that Dividend Equivalent Rights will be paid in cash as of the dividend payment date or such later date as the Committee shall determine (which shall be no later than the date on which the underlying Stock Options, Restricted Stock, Performance Units, Stock Units or Restricted Stock Units vest), such Dividend Equivalent Rights, once credited, will be converted into an equivalent number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units as applicable; provided, however, that the number of shares subject to any Award will always be a whole number. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in cash and the Committee determines not to pay the Dividend Equivalent Rights in cash (whether on such date or on any later date that is on or before the applicable vesting date), the number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units into which a Dividend Equivalent Right will be converted will be calculated as of the dividend payment date, in accordance with the following formula:

(A x B)/C

in which “A” equals the number of Stock Options, shares of Restricted Stock, Performance Units, Stock Units or Restricted Stock Units with Dividend Equivalent Rights held by the participant on the dividend payment date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in property other than cash and the Committee determines not to pay the Dividend Equivalent Rights in cash (whether on such date or on any later date that is on or before the applicable vesting date), the number of Stock Options, shares of Restricted Stock Performance Units, Stock Units or Restricted Stock Units as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the dividend payment date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the participant would have received if the Stock Option, share of Restricted Stock Performance Unit, Stock Unit or Restricted Stock Unit as applicable, with Dividend Equivalent Rights held by the participant on the dividend payment date was a share of Common Stock.”

2.	Section 12.1 of the Plan is hereby amended to read in its entirety as follows:

“12.1 Performance Units, Stock Units or Restricted Stock Units. The Committee is authorized to grant Performance Units, Stock Units or Restricted Stock Units, subject to the terms of the Plan. Notices of Performance Units will indicate any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment. Except as provided in the Plan, the Notice or otherwise, the participant will be entitled to Dividend Equivalent Rights with respect to Performance Units, Stock Units or Restricted Stock Units; provided that any such Dividend Equivalent Rights may only be settled in cash with respect to Performance Units, Stock Units or Restricted Stock Units.”